      As filed with the Securities and Exchange Commission on May 20, 1999
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                             FALL RIVER GAS COMPANY

             (Exact name of registrant as specified in its charter)

                       MASSACHUSETTS                                                 04-1298780
              (State or other jurisdiction of                                     (I.R.S. Employer
              incorporation or organization)                                     Identification No.)

                   155 NORTH MAIN STREET                                                02722
                 FALL RIVER, MASSACHUSETTS                                           (Zip Code)
          (Address of principal executive office)

                                 (508) 675-7811
              (Registrant's telephone number, including area code)
                         ------------------------------

                            ERIC J. KRATHWOHL, ESQ.
                      RICH, MAY, BILODEAU & FLAHERTY, P.C.
                    294 WASHINGTON STREET, BOSTON, MA 02108
                                 (617) 482-1360
                      (Name, address and telephone number,
                   including area code, of agent for service)

                         ------------------------------

        Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

                            ------------------------

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. /X/.

            TITLE OF EACH CLASS                                   PROPOSED MAXIMUM    PROPOSED MAXIMUM
            OF SECURITIES TO BE                 AMOUNT TO BE       OFFERING PRICE        AGGREGATE           AMOUNT OF
                REGISTERED                       REGISTERED         PER SHARE(1)       OFFERING PRICE     REGISTRATION FEE
Common Stock, $0.83 1/3
  par value                                    220,208 shares         $17.775          $3,914,197.20          $1088.15

(1) Used only for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c), based upon the average high and low prices of such securities as reported on the American Stock Exchange on May 17, 1999.

    PURSUANT TO RULE 429 OF THE GENERAL RULES AND REGULATIONS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THE PROSPECTUS WHICH IS A PART OF THIS REGISTRATION STATEMENT IS A COMBINED PROSPECTUS RELATING ALSO TO REGISTRATION STATEMENT FILE NO. 333-13995.
                            ------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                                 220,208 SHARES

                                     [LOGO]

                             FALL RIVER GAS COMPANY

                                  COMMON STOCK
                                ---------------

    All of the shares of common stock being offered are being sold by the Company. Our common stock is listed and traded on the American Stock Exchange under the symbol "FAL." The last reported sale price of the common stock on the American Stock Exchange on May 17, 1999 was $17.875 per share.

    All of the securities being offered will be sold through our Share Owner Dividend Reinvestment and Stock Purchase Plan.

    The price of these securities will be a percentage of the average of the daily high and low sales prices for our common stock on the American Stock Exchange for the five consecutive trading days up to and including the date of the purchase if the shares are purchased directly from the Company, or a percentage of the market price for our common stock if the shares are purchased on the open market. (Please refer to Question 11 on page 6.)

                            ------------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

                     THIS PROSPECTUS IS DATED MAY 21, 1999

                             FALL RIVER GAS COMPANY

                             155 NORTH MAIN STREET
                        FALL RIVER, MASSACHUSETTS 02722
                                 (508) 675-7811

           SHARE OWNER DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
                                 220,208 SHARES
                       COMMON STOCK, $0.83 1/3 PAR VALUE

    The Share Owner Dividend Reinvestment and Stock Purchase Plan (the "Plan") of Fall River Gas Company (the "Company") provides holders of record of common stock of the Company a simple and convenient method of investing in additional shares of common stock of the Company.

    Participants in the Plan may:

    - automatically reinvest cash dividends on all or a portion of their shares; or

    - make optional cash investments in the Company at any time, from a minimum amount of $15.00 in any calendar month to a maximum amount of $5,000.00 in any calendar quarter; or

    - reinvest their cash dividends and make optional cash investments in the Company.

    The shares offered through the Plan are purchased directly from the Company or are purchased on the open market through a Purchasing Representative chosen by the Company. The price of the shares purchased by participants in the Plan that are purchased directly from the Company shall be equal to 97% of the average of the high and low sale prices of the Company's common stock (as quoted in the American Stock Exchange) for the five trading days prior to and including the date of purchase (the "Average Price"). The price of shares purchased by the participants in the Plan that are purchased on the open market will be 97% of the prevailing market price at which the Purchasing Representative acquires the shares of common stock (the "Market Price"). If the price of shares to be purchased under the Plan falls below the book value of such shares, the 3% discount will be suspended until the discounted price exceeds the book value. Shares purchased under the Plan that are purchased directly from the Company during a period of price discount suspension will be priced at 100% of the Average Price. Shares purchased under the Plan on the open market during a period of price discount suspension will be priced at 100% of the Market Price. Participants may not purchase shares of Common Stock through the Plan if the price for such shares would be less than the par value of the shares, currently $0.83 1/3.

    The Company expects to pay approximately $3,000 in connection with the operation of the Plan during the next year.

    This Prospectus relates to all authorized and unissued shares of common stock of the Company registered under the Plan. We advise that this Prospectus be retained for future reference.

                            ------------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

                  THE DATE OF THIS PROSPECTUS IS MAY 21, 1999.

    YOU SHOULD RELY ONLY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THOSE DOCUMENTS.

                      WHERE YOU CAN FIND MORE INFORMATION

    The Company files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

    Additional updating information with respect to the securities and the Plan may be provided in the future to the Plan participants by means of amendments to this Prospectus.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information and be incorporated. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities or deregister all remaining unsold securities:

    (a) The Company's Annual Report on Form 10-K for the year ended September 30, 1998 filed pursuant to the Securities Exchange Act of 1934 which contains, either directly or by incorporation by reference, certified financial statements for the Company's most recent fiscal year.

    (b) The Company's Quarterly Report on Form 10-Q for the quarters ended March 31, 1999 filed pursuant to the Securities Exchange Act of 1934.

    You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

       Peter H. Thanas,
       Sr. Vice President and Treasurer
       Fall River Gas Company
       155 North Main Street
       Fall River, Massachusetts 02722
       Telephone: (508) 675-7811 (ext. 1223).

                                  THE COMPANY

    Fall River Gas Company is a public utility incorporated in Massachusetts in 1880. We are engaged primarily in the distribution and sale of natural gas for residential, commercial and industrial use and transportation of natural gas for industrial use. We also lease gas-burning equipment through our wholly owned subsidiary Fall River Gas Appliance Company. We serve communities, including the city of Fall River, the towns of Somerset, Swansea and Westport. Our service territory is primarily urban in character, with residential, commercial and industrial customers.

                                USE OF PROCEEDS

    We cannot predict either the number of shares of common stock that will ultimately be sold pursuant to the Plan or the prices at which such shares will be sold. We intend to use the proceeds from any such sales to finance additions to the Company's property, plant and equipment in the ordinary course of business or to repay temporary indebtedness incurred to finance such additions.

    Where we elect to forward the reinvested dividends and/or optional cash payments to a Purchasing Representative who will purchase shares of common stock of the Company on the open market, we will receive no proceeds.

                            DESCRIPTION OF THE PLAN

    The following numbered questions and answers constitute a description of the Plan. Shareholders presently enrolled in the Plan are not required to take any action to continue to participate in the Plan.

PURPOSE

    1.  WHAT IS THE PURPOSE OF THE PLAN?

    The purpose of the Plan is to provide holders of record of common stock of the Company a simple and convenient method of investing cash dividends and/or optional cash payments in additional shares of common stock of the Company. In addition, when these funds are used to purchase common stock directly from us, we will receive funds needed for our corporate purposes (see "Use of Proceeds" above).

ADVANTAGES

    2.  WHAT ARE THE ADVANTAGES OF THE PLAN?

    Participants in the Plan may:

    (i) have cash dividends on all of their common shares automatically reinvested;

    (ii) have cash dividends on a portion of their common shares automatically reinvested;

   (iii) invest by making optional cash payments at any time from a minimum amount of $15.00 in any calendar month, to a maximum amount of $5,000.00 in any calendar quarter, whether or not dividends are being invested.

    The shares of common stock purchased upon behalf of participants in the Plan generally will be purchased at a discounted price, which price and the restrictions thereon, are more fully explained in the answer to Question 11 of this Prospectus.

    Participants in the plan will not pay any brokerage commissions, service charges, or other expenses in connection with purchases under the Plan. Since fractional shares, as well as full shares, may be credited to participants' accounts, participants' full investment of funds is possible. In addition, dividends in respect of such fractional shares, as well as full shares, will be credited to participants' accounts. Participants avoid the necessity for safekeeping of stock certificates for shares credited to their accounts. Regular statements of account simplify record keeping.

PLAN ADMINISTRATION

    3.  WHO ADMINISTERS THE PLAN FOR PARTICIPANT?

    The Plan is administered by the Share Owner Dividend Reinvestment and Stock Purchase Plan Committee (the "Committee") appointed by our Board of Directors. The Committee shall determine the rights of the participants in accordance with the Plan and interpret the Plan as it deems necessary or desirable in connection with its operation. The Committee will also perform other duties relating to the Plan, including, when the Company elects to make open market purchases, selecting the Purchasing Representative, who will act on behalf of participants in buying common stock of the Company on the open market at prevailing market prices. The Committee may also adopt such rules and regulations, as it deems appropriate to promote the objectives of the Plan. All correspondence with regard to the Plan, except communications otherwise specified herein to be directed to the Agent referred to in Question 4, should be addressed to Fall River Gas Company, Attn: Secretary of the Share Owner Dividend Reinvestment and Stock Purchase Plan Committee, 155 North Main Street, Fall River, Massachusetts 02722.

4.  WHO IS THE AGENT FOR THE PLAN PARTICIPANTS?

    The designated agent under the Plan is State Street Bank and Trust Company (the "Agent"). The Agent will be responsible for investing participants' funds and keeping continuous records of participants' accounts. The Agent will send participants statements of accounts at least quarterly and perform other duties for Plan participants as needed. All authorization forms, optional cash payments, notices of withdrawal and other communications with the Agent should be sent to:

    State Street Bank and Trust Company
    P.O. Box 8209
    Boston, Massachusetts 02101-8209

If State Street Bank and Trust Company ceases to act as Agent under the Plan, another agent will be designated by the Company.

ELIGIBILITY AND PARTICIPATION

    5.  WHO IS ELIGIBLE TO PARTICIPATE?

    All holders of record of ten or more shares of common stock of the Company, and all of our employees who own of record one or more shares, are eligible to participate in the Plan. In order to be eligible to participate, beneficial owners of common stock of the Company whose shares are registered in names other than their own (e.g., in the name of a broker or bank nominee) must become shareholders of record by having their shares registered in their own names.

6.  HOW MAY AN ELIGIBLE PERSON JOIN THE PLAN?

    A shareholder may join the Plan at any time by signing an "Authorization Form" and returning it to the Agent. Authorization Forms may be obtained upon request from the Company at the address set forth in Question 3 or from the Agent at the address set forth in Question 4.

    A shareholder already enrolled in the Plan is not required to take any action to continue to participate in the Plan.

7.  WHAT DOES THE AUTHORIZATION FORM PROVIDE?

    The Authorization Form directs: (a) us to pay to the Agent the cash dividends on all or a specified portion of the shares of common stock in a participant's name and on all shares credited such participant's plan account; and (b) the Agent to use these cash dividends, together with any optional cash payments made by the participant, to purchase common stock of the Company either directly from us or on the open market through the Purchasing Representative, as determined by the Company.

    The Authorization Form provides for the purchase of shares through the following investment options:

    (a) Reinvest dividends on all of the shares held by a participant;

    (b) Reinvest dividends on less than all of the shares held by a participant and continue to receive cash dividends on the other shares;

    (c) Invest by making optional payments at any time in any amount from a minimum of $15.00 in any calendar month to a maximum aggregate of $5,000.00 in any calendar quarter, whether or not dividends are being reinvested.

    A participant may change the investment option at any time by signing a new Authorization Form and returning it to the Agent.

    Cash dividends on shares credited to the participant's account under the Plan are automatically reinvested in additional common stock.

8.  WHEN MAY A SHAREHOLDER JOIN THE PLAN?

    A shareholder may enroll in the Plan at any time. The Authorization Form must be received by the Agent by the last day of the month prior to the month in which the next dividend is paid in order to reinvest that dividend. If the Authorization Form is received after that date, the shareholder's participation in the Plan will become effective on the following dividend payment date. Dividends are normally paid on the fifteenth day of February, May, August and November, but the Company reserves the right to change its dividend payment dates at any time.

    FOR EXAMPLE, IN ORDER TO INVEST A QUARTERLY DIVIDEND PAYABLE ON AUGUST 15, 1999, A SHAREHOLDER'S AUTHORIZATION FORM MUST BE RECEIVED BY THE AGENT NO LATER THAN JULY 31, 1999. IF THE AUTHORIZATION FORM IS RECEIVED AFTER JULY 31, 1999, THE DIVIDEND PAYABLE ON AUGUST 15, 1999 WILL BE PAID IN CASH AND THE SHAREHOLDER'S PARTICIPATION IN THE PLAN WILL COMMENCE WITH THE NEXT DIVIDEND PAYMENT DATE.

COST TO PARTICIPANTS

    9.  ARE THERE ANY COSTS TO THE PARTICIPANTS UNDER THE PLAN?

    We will pay all of the administration fees incurred in connection with the Plan. Plan participants will not have to pay any brokerage fees or transfer taxes when shares of common stock are purchased directly from the Company. However, commissions paid by the Company under the Plan in the event of open market purchases by the Purchasing Representative will be taxable to Plan participants. Participants will receive a tax form reporting any commissions paid under the Plan for the previous year. In addition, participants will bear certain expenses upon their withdrawal from the Plan or if we terminate the Plan (see Question 19).

PURCHASES

    10.  HOW MANY SHARES OF COMMON STOCK WILL BE PURCHASED FOR PARTICIPANTS?

    The number of shares to be purchased for a particular participant in the Plan by the Agent or Purchasing Representative will depend upon the amount of dividends to which the participant is entitled, any optional cash payments made, and the purchase price of the common stock. For a given participant, the Agent or Purchasing Representative will purchase that number of shares, including fractional shares computed to four decimal places, equal to the total dollar amount to be invested divided by the purchase price per share of the common stock.

11. WHAT WILL BE THE INVESTMENT DATE AND PRICE OF THE COMMON SHARES PURCHASED UNDER THE PLAN?

    The Investment Date will be the fifteenth of each month, whether or not that is a business day.

    The price of the shares of common stock purchased directly from the Company by the Agent on behalf of Plan participants will be 97% of the average of the high and low sale prices of the Company's common stock on the American Stock Exchange for the five trading days ending on the day of purchase (or five trading days immediately preceding the day of purchase, if securities markets are closed on the day of purchase) (the "Average Price").

    The price of the shares of common stock purchased on the open market will be 97% of the prevailing market price at which the Purchasing Representative acquires the shares of common stock (the "Market Price").

    In the event that the discounted price for the shares to be purchased under the Plan falls below the book value of the Company's common stock, the discount will be suspended until the discounted price exceeds the book value. During any period of suspension of the discount, the price of the common shares purchased directly from the Company will be 100% of the Average Price. During any period of suspension of the discount, the price of common shares purchased on the open market will be 100% of the Market Price. The Company will provide written notification to Plan participants in the event we suspend the discount. No shares will be available for purchase under the Plan at less than the par value of such shares, currently $0.83 1/3.

OPTIONAL CASH PAYMENTS

    12.  HOW DOES THE OPTIONAL CASH PAYMENT WORK?

    Optional cash payments may be made at any time, from a minimum amount of $15.00 in any calendar month to a maximum amount of $5,000.00 in any calendar quarter. Optional cash payments may be made in varying amounts and there is no obligation to make regular optional cash payments. Checks or money orders for optional cash payments must be payable to State Street Bank and Trust Company and mailed to the Agent at the address set forth under Question 4.

    Optional cash payment will be used to purchase common stock of the Company in either of the following ways as determined by the Company:

       a.  Direct Issue Purchases:

    On each Investment Date, the Agent will use any optional cash payment received prior to such Investment Date to purchase shares of common stock directly from the Company for the account of the participants.

       b.  Open Market Purchases:

    On each Investment Date, the Agent will forward any optional cash payments received to the Purchasing Representative. In addition, we will arrange for the Agent to forward additional funds to the Purchasing Representative, as necessary, to allow for the 3% discount in the purchase price of the shares. The Purchasing Representative will then purchase common stock of the Company on the open market at prevailing market prices as promptly as it deems advisable but no later than the last day of the month, consistent with the Purchasing Representative's fiduciary obligations, market conditions and the requirements of federal securities laws. The optional cash payment will be 97% of the dollar value of the total common stock of Company purchased for the participant by the Purchasing Representative. All common stock purchased in this manner will be allocated to the account of the participant, and will be deemed invested for income tax purposes on the Investment Date.

13.  WHEN MUST OPTIONAL CASH PAYMENTS BE RECEIVED BY THE AGENT TO BE INVESTED?

    Optional cash payments will be invested on the fifteenth of each month, whether or not that is a business day. Optional cash payments must be received by the Agent no later than the fifteenth day of any month in order to be invested that month. Optional cash payments received by the Agent after the fifteenth of the month will be held for investment in the following month.

          YOU WILL NOT RECEIVE ANY INTEREST ON OPTIONAL CASH PAYMENTS

    If you make any optional cash payment and then decide that you do not want to make that investment, you must make a written request to the Agent to return your optional cash payment, and the Agent must receive this request at least 48 hours prior to the date of investment. Otherwise, your optional cash payment will be invested in common stock through the Plan.

REPORTS TO PARTICIPANTS

 14. WHAT RECORD WILL A PARTICIPANT HAVE OF THEIR PURCHASES?

    Each participant in the Plan will receive from the Agent a statement of account at least quarterly showing amounts invested, purchase prices, shares purchased and other information, for the preceding quarter and the year-to-date. These statements are a participant's continuing record of the cost of such participant's purchases and should be retained for income tax purposes.

 15. WHAT OTHER REPORTS WILL BE RECEIVED BY PARTICIPANTS?

    Plan participants will receive the same communications sent to every other holder of the Company's common stock, including the our Annual Report to Shareholders, a Notice of Annual Meeting of Shareholders and Proxy Statement, a proxy, and income tax information forms reporting dividends paid.

CERTIFICATES FOR SHARES

 16. WILL CERTIFICATES BE ISSUED TO PARTICIPANTS FOR SHARES PURCHASED UNDER THE PLAN?

    Normally, certificates for common stock purchased under the Plan will not be issued to participants. The number of shares held in a participant's account under the Plan will be shown on the quarterly statement of account. However, within five business days of receipt by the Agent of a written request from a participant, certificates for any number of whole shares credited to a participant's account under the Plan will be issued to the participant. Any remaining full shares and any fractional share will continue to be held in the participant's account. CERTIFICATES FOR FRACTIONAL SHARES WILL NOT BE ISSUED UNDER ANY CIRCUMSTANCES. The issuance of certificates will not terminate the participant's continuation of the Plan. Any request for the issuance of certificates to a participant should be mailed to the Agent at the address set forth under Question 4.

    Shares credited to the account of a participant in the Plan may not be acceptable as collateral for loans. A participant who wishes to pledge such shares should request that certificates for such shares be issued and delivered to him or her.

 17. IN WHOSE NAME WILL CERTIFICATES BE REGISTERED WHEN ISSUED TO A PARTICIPANT?

    The certificates will be issued in the name under which the participant's shares were registered upon enrolling in the Plan.

WITHDRAWAL FROM THE PLAN

 18. WHEN MAY A PARTICIPANT WITHDRAW FROM THE PLAN?

    A participant may withdraw from the Plan at any time. If a notice of withdrawal is received by the Agent at least ten days prior to the record date for the next dividend such dividend and all subsequent dividends will be paid in cash to the withdrawing participant. If such notice of withdrawal is received by the Agent subsequent to the date specified, such dividends will be invested under the Plan for the participant's account. All subsequent dividends will be paid in cash to the withdrawing participant. Investment of any optional cash payments will be cancelled upon receipt by the Agent of such notice of withdrawal at least 48 hours prior to an investment date, and any optional cash payments received prior to such withdrawal date will be returned to the withdrawing participant.

    Any shareholder who has withdrawn from the Plan may re-enroll at any time upon submission of an Authorization Form, as provided under Question 6. Until such time, dividends will be paid to such shareholder in cash.

 19. HOW DOES A PARTICIPANT WITHDRAW FROM THE PLAN?

    In order to withdraw from the Plan, a participant must write to State Street Bank and Trust Company, P.O. Box 8209, Boston, Massachusetts 02101 giving notice that the participant wishes to withdraw from Fall River Gas Company's Share Owner Dividend Reinvestment and Stock Purchase Plan. The notice must also state the participant's account number. To facilitate the withdrawal, the participant may forward the top portion of the most recent quarterly account statement.

    When a participant withdraws from the Plan, or upon termination of the Plan by the Company, the Agent will cause a certificate or certificates for the full shares credited to the participant's account to be issued and delivered to the participant. In every case of withdrawal, the participant's interest in any fractional share will be converted to cash at a price equal to the average of the high and low sale prices for the Company's common stock for the five trading days ending on and including such date of withdrawal. Upon withdrawal from the Plan, the participant may also request in writing that some or all of the shares, both whole and fractional, held in such participant's Plan account be sold. If the participant so requests, the Agent will sell such shares and deliver to the participant the proceeds, less a handling charge of 5% of the proceeds received from such sale or $5.00 (whichever is less), and broker's commissions.

    Shares will be sold for the participant only upon the receipt by the Agent of clear written instructions to sell at the prevailing market price and the proper documents to effect the sale. These documents will include a stock power, signed by the registered owner exactly as such owner's name appears on the Agent's records with signature guaranteed according to the Uniform Commercial Code by a commercial bank which is a member of the Federal Deposit Insurance Corporation or by a member firm of the New York, American, Boston, Midwest or Pacific Stock Exchange. If the shares are held of record in the name of a corporation, partnership, trust or other fiduciary or if a record owner has died, the Agent may require certified and current evidence of authority before accepting a request to sell shares of a participant.

VOTING RIGHTS

 20. HOW ARE PARTICIPANT'S SHARES VOTED?

    All shares owned by the participant, whether they are held by the shareholder directly or by the Agent, will be combined for voting purposes. Each participant in the Plan will receive a proxy indicating the total number of shares of common stock held by the participant, including shares registered in such participant's name and shares credited to such participant's account under the Plan.

    Instruction forms for the purpose of voting will be forwarded to the participant. Alternatively, a participant may vote the shares registered in such participant's name and shares credited to such participant's Plan account in person at meetings of the Company's shareholders.

INCOME TAX INFORMATION

 21. WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN?

    a.  General:

    In general, participants in the Plan have the same Federal income tax obligations with respect to reinvested dividends as with dividends not reinvested under the Plan. Participants are treated for Federal income tax purposes as having received, on the dividend payment date, a dividend equal to the full amount of the cash dividend payable on such date with respect to (1) the common stock credited to the participant's account under the Plan, and (2) the shares of common stock owned directly by the participant (the dividends from which may or may not be reinvested under the Plan). This is required even though the reinvested dividends are not actually received but are applied to the purchase of additional shares.

    To the extent that Plan participants purchase shares through the Plan at a discount, such participant will be deemed to have received income as of the date of the purchase, for Federal income tax purposes, equal to the value of the additional shares, or fraction thereof, purchased as a result of the discount.

    The tax basis of shares purchased through the Plan is the purchase price, before the discount if any, per share of the stock on the Investment Date (see Question 11). The holding period for shares purchased with dividends or option cash payments begins on the day after the applicable date of investment.

    A participant will not realize any taxable income upon receiving certificates for whole shares, either upon request for certificates for those shares or upon withdrawal from or termination of the Plan. However, a participant may realize ordinary income or a capital gain or loss on any cash payment that is made in settlement of a fractional share upon withdrawal from or termination of the Plan. Ordinary income or capital gain or loss may also be realized upon withdrawal from the Plan, when any or all whole shares are sold by the participant. The amount of income, capital gain or loss will be the difference between the amount received and the tax basis for both the fractional and whole shares which are sold.

    b.  Reinvested Dividends:

    A participant will generally be treated, for Federal income tax purposes, as having received on the Investment Date a dividend in an amount equal to the cash dividend paid even though that amount is not actually received by the participant in cash, but, instead, is applied to the purchase of shares for the participant's account.

    c.  Tax Information Forms:

    Following each tax year, the Company sends each participant a U.S. Information Return (Form 1099 Div. B) reporting the taxable dividends for that tax year. This form contains the information necessary for each participant to complete the dividend income information on his or her Federal income tax return. Generally, the amount in the box labeled "Total Dividends For The Calendar Year" should be included on a participant's Federal income tax return as taxable income.

FOR ADDITIONAL INFORMATION AND ANY QUESTIONS REGARDING TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN, PARTICIPANTS SHOULD CONSULT THEIR OWN TAX ADVISORS.

 22. WHAT PROVISION IS MADE FOR FOREIGN SHAREHOLDERS WHOSE DIVIDENDS ARE SUBJECT TO U. S. INCOME TAX WITHHOLDINGS?

    In the case of those foreign shareholders whose dividends are subject to United States income tax withholding, the Agent will apply the net amount of the dividend of such participants, after the deduction of taxes, to the purchase of common stock. If such foreign participants desire to invest the full amount of their dividends, they may tender cash payments to the Agent equal to the amount of tax withheld. The minimum optional cash payment requirement of $15.00 will be waived to accommodate all payments, regardless of size, made by foreign shareholders for this express purpose. Such payments will be invested for the foreign shareholders for this express purpose. Such payments will be invested for the foreign participants on the regular Investment Date for all participants if received by the Agent prior to that date. In addition, foreign shareholders may, of course, make optional cash payments.

MISCELLANEOUS

 23. WHAT ARE THE RESPONSIBILITIES OF THE AGENT AND THE COMPANY UNDER THE PLAN?

    Neither we nor the Agent, in administering the Plan, will be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a participant's account upon such participant's death prior to receipt of notice in writing of such death.

    Participants should recognize that neither we nor the Agent can assure a profit or protect the participant against a loss on the shares purchased by the participant under the Plan.

    Adoption of the Plan does not constitute any assurance that dividends will be paid in the future or that they will be paid on the same dividend payment dates as in the past.

 24. MAY THE PLAN BE CHANGED OR DISCONTINUED?

    Although we hope that shareholder response will justify continuing the Plan indefinitely, we reserve the right to modify, suspend or terminate the plan at any time. Notice of any such action will be mailed to all participants at their address of record. If we terminate the plan, we will issue certificates for whole shares credited to each participant's account under the Plan, and we will make a cash payment to each participant for the value of any fractional share credited to their account.

 25. WHAT HAPPENS IF A PARTICIPANT SELLS OR TRANSFERS ALL THE SHARES REGISTERED TO THE PARTICIPANT?

    If a participant sells or transfers all of the shares registered in the participant's name, participation in the Plan will terminate automatically. We will issue certificates for whole shares credited to the participant's account under the Plan, and we will make a cash payment to the participant for the value of any fractional share credit to their account.

                           DIVIDENDS ON COMMON STOCK

    The following table sets forth the cash dividends declared and paid on the Company's common stock for the periods shown:

                                             DIVIDEND                                                 DIVIDEND
QUARTER ENDED                                PER SHARE   QUARTER ENDED                                PER SHARE
------------------------------------------  -----------  ------------------------------------------  -----------
June 30, 1997.............................   $    0.24   June 30, 1998.............................   $    0.24
September 30, 1997........................   $    0.24   September 30, 1998........................   $    0.24
December 31, 1997.........................   $    0.24   December 31, 1998.........................   $    0.24
March 31, 1998............................   $    0.24   March 31, 1999............................   $    0.24

    We intend to declare and pay dividends quarterly on our common stock, but we can make no representations concerning the amount or frequency of future dividends. The declaration of dividends must be determined by the Board of Directors from time to time in the light of earnings, cash position and other relevant factors then existing. Reference is made to "Description of Common Stock" herein for information with respect to limitations on the payment of dividends.

                            COMMON STOCK PRICE RANGE

    Our common stock is traded on the American Stock Exchange. The table below sets forth the high and low sale prices for shares of our common stock for the periods indicated.

QUARTER ENDED                                                                                        HIGH        LOW
-------------------------------------------------------------------------------------------------  ---------  ---------
June 30, 1997(*).................................................................................      16.00      13.00
September 30, 1997(*)............................................................................      13.50      12.75
December 31, 1997................................................................................      16.25      16.00
March 31, 1998...................................................................................      16.25      16.19
June 30, 1998....................................................................................      14.75      14.50
September 30, 1998...............................................................................      15.50      15.45
December 31, 1998................................................................................      16.94      16.86
March 31, 1999...................................................................................      17.63      17.63

    The high and low sale prices on May 17, 1999 were $17.675 and $17.875. These quotations represent prices between dealers and do not include retail markup, markdown or commission. They do not necessarily represent actual transactions.

------------------------

    * Our common stock was traded over-the-counter prior to October 31, 1997. These numbers represent the bid and asked prices for shares of our common stock for the periods indicated.

                          DESCRIPTION OF COMMON STOCK

    As of April 11, 1999 the authorized capital stock of the Company consisted of 2,951,334 shares of common stock, $0.83 1/3 par value, of which 2,197,283 were issued and outstanding, and 4051 shares of common stock were held in the Company's treasury.

    The information set forth below is summarized from the Articles of Organization, as amended, of the Company and the Indentures referred to below, filed as exhibits to the Registration Statement of which this Prospectus is part. The statements and descriptions contained in this Prospectus do not purport to be complete and are qualified in their entirety by reference to such exhibits.

DIVIDEND RIGHTS

    The holders of common stock shall be entitled to receive such dividends as may be declared by the Board of Directors.

LIMITATION ON PAYMENT OF DIVIDENDS ON COMMON STOCK

    The provisions of the Company's indentures securing the Company's outstanding First Mortgage Bonds impose certain restrictions on the payment of cash dividends on, or repurchases of, common stock. Under the most restrictive of these provisions, $4,168,445 of retained earnings was unrestricted at January 31, 1998.

VOTING RIGHTS

    Except as provided by law or otherwise provided below, the holders of common stock have the sole voting rights and are entitled to one vote for each share held of record. In addition, holders of fractional shares are permitted a vote equal to their fractional interest. The Company's Board of Directors is classified into three classes of three directors and there are no cumulative voting rights, which means that a majority of the common stock voting at any election can elect the three directors of the class whose term then expires.

    The Company's Charter and By-laws contain provisions specifying the vote necessary to take certain actions. The approval of a business combination not approved by two-thirds vote of the Board of Directors requires a 75% vote of common stock holders. The approval of Charter amendments removing or altering that provision and provisions concerning classification of directors, filling vacancies in the Board of Directors and notice requirements for shareholder meetings requires a 75% vote of common stock holders.

LIQUIDATION RIGHTS

    The common stock is entitled to receive all net assets in liquidation after repayment of the Company's indebtedness.

CHARTER PROVISIONS THAT MAY AFFECT ATTEMPTS TO CHANGE CONTROL OF THE COMPANY

    The Company's Charter and By-laws contain provisions that may have the effect of delaying or deterring a change in control of the Company by requiring a vote of the holders of 75% of the Company's outstanding common shares for approval of certain business combinations of the Company and another entity, which the Company's Board of Directors has not approved by a two-thirds majority. Other provisions concerning classification of the Board, filling vacancies on the Board and notice requirements may have such an effect, but those provisions operate regardless of whether or not extraordinary corporate transactions are proposed.

MISCELLANEOUS

    The common stock has no conversion rights and is not subject to redemption. The outstanding shares of common stock are, and the shares to be issued under the Plan will, when issued and paid for, be fully paid and non-assessable.

    We distribute to our shareholders annual reports containing audited financial statements, and, in addition, twelve-month condensed financial statements in each quarter.

    The transfer agent of the Company's common stock is State Street Bank and Trust Company, Boston, Massachusetts.

                                 LEGAL OPINIONS

    Legal matters in connection with this offering will be passed upon for the Company by Rich, May, Bilodeau & Flaherty, P.C., The Old South Building, 294 Washington Street, Boston, Massachusetts 02108, general counsel for the Company.

                                    EXPERTS

    The financial statements and schedules of the Company, included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1998, incorporated by reference herein and elsewhere in the Registration Statement have been incorporated herein and in the Registration Statement in reliance upon the reports of Arthur Andersen, LLP independent certified public accountants, included in such Form 10-K incorporated by reference herein, and given upon the authority of said firm as experts in accounting and auditing.

                                INDEMNIFICATION

    The Company's By-laws permit the Company's directors and officers (and persons who occupy such positions in other companies at the request of the Company) to be indemnified for liabilities arising in connection with any action, suit or proceeding prosecuted to a final determination on the merits (except any costs or expenses as to which such person shall be finally adjudged to be liable), and any action, suit or proceeding which is settled with the approval of the court having jurisdiction thereof, but only in such amount (which shall not include any sum ordered to be paid by such indemnified person to the Company) as such court shall determine to be fair and reasonable under the circumstances. Indemnification payments properly authorized may include reimbursement for the amount of the claim or judgment and expenses of defense, including legal fees. Massachusetts law allows such indemnification, but limits provision of indemnification where a person is adjudicated not to have acted in good faith in the reasonable belief that such action was in the best interest of the corporation. Indemnification is also available to officers and directors in connection with certain actions taken by them in reliance upon governmental regulations, rules, orders and determinations. Certain liabilities arising under the Securities Act of 1933 may be covered by this indemnification provision, although the By-laws provide that indemnification of liabilities arising under such Act shall be available only to the extent that such rights of indemnification may be determined to be valid by a court of competent jurisdiction. Massachusetts law also allows a corporation to purchase and maintain insurance on behalf of such persons against any liabilities incurred in the capacity of director or officer and the Company has such insurance.

    Pursuant to a vote by Common Stock holders at their 1987 Annual Meeting, the Company's Articles of Organization were amended to provide that, to the fullest extent that the General Laws of the Commonwealth of Massachusetts as they exist on the date of such vote, or as they may thereafter be amended, permit the limitation or elimination of the liability of directors, no director of the Company shall be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Company with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                          PAGE
                                          -----

Available Information................           2

Incorporation of Certain Documents by
  Reference..........................           2

The Company..........................           3

Use of Proceeds......................           3

Description of the Plan..............           3

Dividends on Common Stock............          11

Common Stock Price Range.............          11

Description of Common Stock..........          11

Legal Opinions.......................          13

Experts..............................          13

Indemnification......................          13

                                     [LOGO]

                             FALL RIVER GAS COMPANY

                                  SHARE OWNER
                             DIVIDEND REINVESTMENT
                                      AND
                              STOCK PURCHASE PLAN

                                  COMMON STOCK
                             ($0.83 1/3 PAR VALUE)

                                  MAY 21, 1999

                             ---------------------

                                   PROSPECTUS

                             ---------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The estimated expenses in connection with the proposed issuance and distribution of the common stock are set forth below:

SEC Registration Fee...............................................  $       0
Printing...........................................................  $   5,000
Accounting Fees....................................................  $   3,000
Legal Fees.........................................................  $  18,000
Blue Sky Fees and Expenses.........................................  $   2,000
Miscellaneous Expenses.............................................  $   2,000
      Total (estimated)............................................  $  29,000

    Each amount set forth above, except for the SEC Registration Fee, is estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The general effect of the Company's Bylaws with respect to issuance for and indemnification of directors and officers is set forth in Part I of this Registration Statement under "INDEMNIFICATION" and is incorporated herein by reference thereto.

ITEM 16. LIST OF EXHIBITS

    See Exhibit Index at page II-5.

ITEM 17. UNDERTAKINGS

    The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include in any prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

           (ii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        (2) That for the purpose of determining any liability under the Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

        (3) That for the purpose of determining any liability under the Act each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

        (4) That all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed;

        (5) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

        (6) To furnish the Division of Corporation Finance a letter informing said Division when all of the securities registered have been sold.

    The issuer hereby undertakes to transmit or cause to be transmitted to all participants in the Plan (except those who, having the same address as a shareholder of the registrant, have consented in writing that only one copy of such material need be sent to such address), who do not otherwise receive such material as shareholders of the issuer, at the time and in the manner such material is sent to its shareholders generally, copies of all reports, proxy statements and other communications distributed to its shareholders generally. The issuer also undertakes to transmit to the Commission for its information copies of all such material which is not otherwise furnished to or filed with the Commission pursuant to any other requirement of the Commission. Copies of such material transmitted to the Commission pursuant to this undertaking shall not be deemed to be "filed" as a part of the registration statement.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Boston, Massachusetts, on the 17th day of May, 1999.

                                FALL RIVER GAS COMPANY

                                BY:  /S/ BRADFORD J. FAXON
                                     -----------------------------------------
                                     Bradford J. Faxon
                                     President

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bradford J. Faxon and Peter H. Thanas, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about said matters as fully to all intents and purposes as he or she might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons and in the capacities indicated on May 17, 1999.

(i)  Principal Executive
Officer:

       /s/ BRADFORD J. FAXON    President
       -----------------------
       Bradford J. Faxon

(ii)  Principal Financial
Officer and
    Principal Accounting
Officer:

     /s/ PETER H. THANAS        Senior Vice President and
------------------------------    Treasurer
       Peter H. Thanas

(iii)  Directors
    /s/ CINDY L.J. AUDETTE
------------------------------
      Cindy L.J. Audette
     /s/ THOMAS K. BARRY
------------------------------
       Thomas K. Barry
    /s/ THOMAS H. BILODEAU
------------------------------
      Thomas H. Bilodeau
    /s/ BRADFORD J. FAXON
------------------------------
      Bradford J. Faxon

     /s/ RAYMOND H. FAXON
------------------------------
       Raymond H. Faxon
     /s/ RONALD J. FERRIS
------------------------------
       Ronald J. Ferris
    /s/ JACK R. MCCORMICK
------------------------------
      Jack R. McCormick
 /s/ GILBERT C. OLIVEIRA, JR.
------------------------------
   Gilbert C. Oliveira, Jr.
    /s/ DONALD R. PATNODE
------------------------------
      Donald R. Patnode

                                 EXHIBIT INDEX

    Certain of the following exhibits are filed herewith. Certain other of the following exhibits have heretofore been filed with the Commission and pursuant to Rule 411 are incorporated herein by reference.

                                                                                                         SEQUENTIAL
EXHIBITS***                                  DESCRIPTION OF EXHIBIT                                      PAGE NUMBER
-----------  --------------------------------------------------------------------------------------  -------------------

4(a)         Instruments defining the rights of security holders, including indentures. Filed as
             Exhibit 4 to Report on Form 10-K for calendar year ended December 31, 1982.

**4(b)       Eleventh Supplemental Indenture, dated as of December 15, 1989 between the Company and
             First National Bank of Boston (Trustee).

**4(c)       Twelfth Supplemental Indenture, dated as of December 20, 1989 between the Company and
             First National Bank of Boston (Trustee).

**4(d)       Thirteenth Supplemental Indenture dated as of September 19, 1996 between the Company and State Street Bank and Trust Company (Trustee), as Successor in interest to First
             National Bank of Boston.

*4(e)        Fourteenth Supplemental Indenture dated as of December 1, 1997 between the Company and
             State Street Bank and Trust Company (Trustee), as Successor in interest to First
             National Bank of Boston.

*5           Opinion of Rich, May, Bilodeau & Flaherty, P.C.

*24(a)       Consent of Arthur Andersen LLP, independent certified public accountants.

*24(b)       Consent of Rich, May, Bilodeau & Flaherty, P.C. (included in opinion filed as Exhibit
             5 to this Registration Statement).

*25(a)       Power of Attorney (set forth on Page II-3 of this Registration Statement).

**99(a)      A copy of the Order of the Massachusetts Department of Public Utilities relating to the issue and the sale of common stock pursuant to the Plan.

------------------------

  * Filed herewith

 ** Filed as exhibits to Registration Statement on Form S-3, SEC File No.
    333-13995

*** Exhibit numbers designated in Regulation S-K.